Exhibit 10.24

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT dated as of July 16, 2015 (this “Agreement”) between the EGS, LLC, a Delaware limited liability company (the “Purchaser”), and Merriman Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Purchaser and the Company entered into the Note Purchase Agreement dated as of April 20, 2015 (the “Original Note Purchase Agreement”), pursuant to which the Company issued to the Purchaser, and the Purchaser purchased from the Company, the Note and the Warrants (both as defined in the Original Note Purchase Agreement)

WHEREAS, subject to the terms and conditions in this Agreement, the Purchaser is purchasing the Additional Note and the Additional Warrants (each as defined herein), subject to the terms and condition hereof.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase of Secured Promissory Note and Common Stock Purchase Warrants. On the terms and subject to the conditions contained in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue to Purchaser, for an aggregate purchase price of $333,333.33, (i) a Secured Promissory Note in the original principal amount of $333,333.33 (the “Additional Note”), provided, however, if the Purchaser tenders to the Company for exchange the $1,000,000 secured promissory note dated April 20, 2015 issued by the Company pursuant to the Original Note Purchase Agreement, the Company shall issue to the Purchaser, in exchange therefor and for the Additional Note, a Secured Promissory Note in the original principal amount of $1,333,333.33 in the form attached hereto as Exhibit A (the “Note”), and (ii) a Common Stock Purchase Warrant to purchase 166,667 shares of common stock of the Company, in substantially the same form as the warrants issued pursuant to the Original Note Purchase Agreement (the “Warrants”, and together with the Note, the “Securities”).  The Company’s obligations under the Note shall be secured by a pledge by the Company of all of the capital stock of Merriman Capital, Inc., a California corporation, owned by it (which constitutes 99.998% of the issued and outstanding common stock, par value $0.0001 per share, which is the only class of its capital stock outstanding) pursuant to the Stock Pledge Agreement dated as of April 20, 2015 (as amended from time to time, the “Stock Pledge Agreement”) between the Company and the Purchaser.  All other outstanding indebtedness of the Company shall be subordinated to the prior payment in full of the Note, and any and all liens and security interests securing any of such indebtedness shall be subordinated to the liens and security interests securing the Note, pursuant to the Intercreditor Agreement dated as of April 20, 2015 (as amended as of July 10, 2015) among the holders of such other indebtedness, the Purchaser and the Company.

The Purchaser shall be entitled to instruct the Company to issue the Warrants in a name designated by the Purchaser.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

2.1              Authority; Binding Agreements.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The execution, delivery and performance of this Agreement by the Company has been duly approved by all required parties and all other actions required to authorize the offer and sale of the Securities have been duly taken.  The Company has the requisite power and authority to execute and deliver this Agreement, and perform its obligations therein and consummate the transactions contemplated hereby.  When executed and delivered by the Company, this Agreement will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

2.2              No Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable federal and state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

3.             Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

3.1              Due Execution; Enforceability.  The Purchaser has duly executed and delivered this Agreement and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

3.2              Financial Status.  The Purchaser has such knowledge and experience in financial and business matters as will enable the Purchaser to evaluate the merits and risks of an investment in the Company, and the Purchaser has the capacity to protect its own interests in connection with an investment in the Securities.

3.3              Investment Intent.  The Purchaser is acquiring the Securities for its own account as a principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution.  Other than designating that the Warrants be issued in the name of the members of the Purchaser individually, the Purchaser does not have any present intention of selling, granting any participation in or otherwise distributing any such Securities.

4.             Board Observer Rights.  So long as the Note remains outstanding, the Company shall hold regular meetings of its board of directors at least once per calendar quarter and the Purchaser shall be entitled to designate one (1) observer to the board of directors of the Company, and any committee thereof, which observer shall receive (at the same time and in the same manner provided to the directors) notice of and copies of all materials provided to directors in connection with, and shall be entitled to attend, all meetings of the board of directors of the Company, and any committee thereof.  Such observer shall also receive (at the same time and in the same manner provided to the directors) notice of and copies of all materials provided to the directors of the Company in connection with any actions to be taken by written consent of the board of directors of the Company, and any committee thereof.  The Company shall reimburse Purchaser for all reasonable expenses (including all travel, meal and lodging expenses) incurred by its board observer in connection with attending any meetings described above.

5.             Miscellaneous Provisions.

5.1              Further Assurances. The Purchaser and the Company each hereby covenant to execute and deliver, from time to time, such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby, including any required regulatory approvals or any approvals by any applicable governmental authority.

5.2              Assignment.  Except as expressly contemplated in Section 1 hereof, neither party shall have the right or the power to assign or delegate any provision of this Agreement or any rights it may have in, to or under this Agreement except with the prior written consent of the other party.  Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators.

5.3              Interpretation; Counterparts.  The headings contained in this Agreement are for reference purposes only and do not define or limit the provisions hereof.  Section, party, recital, exhibit and preamble references are to this Agreement unless otherwise stated.  This Agreement may be executed by facsimile and in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.

5.4              Entire Agreement.  This Agreement and any agreement referred to herein or executed contemporaneously herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written, and all contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof.  This Agreement may be amended only in a writing executed by the party to be bound thereby.

5.5              No Implied Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.6              Expenses.  Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective costs and expenses incurred in connection with the preparation and execution of this Agreement and the transactions contemplated hereby.

5.7              Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

5.8              GOVERNING LAW.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

5.9              CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH AN ACTION OR PROCEEDING.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT (WHICH MAILING SHALL BE BY CERTIFIED MAIL).  EACH PARTY HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

IN WITNESS WHEREOF, the parties have hereby executed this Subscription Agreement as of the day set forth above and in the acceptance set forth below.

MERRIMAN HOLDINGS, INC.

By:
D. Jonathan Merriman

EGS, LLC

By:
Marshall Geller, Managing Member

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$1,333,333.33	July 16, 2015
San Francisco, California

FOR VALUE RECEIVED, MERRIMAN HOLDINGS, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of EGS, LLC, a Delaware limited liability company (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($1,333,333.33) or the principal amount outstanding from time to time under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on July 16, 2016 (or, if such date is not a business day, the next preceding business day) (the “Maturity Date”) or such earlier date on which all outstanding obligations payable by Maker hereunder become due and payable in accordance with the terms hereof.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to twelve percent (12.00%) calculated on the basis of a 365 day year and the actual number of days elapsed and payable quarterly in arrears on the last business day of July, October and January in each year and on the Maturity Date (each, an “Interest Payment Date”); provided, however, that upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), all outstanding principal (and, to the extent permitted by law, accrued interest that was payable, but was not paid, on any prior Interest Payment Date) shall bear interest at a rate per annum equal to fifteen percent (15.00%) calculated on the basis of a 365 day year and the actual number of days elapsed, which interest shall be payable upon demand.  If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.  All accrued and unpaid interest on this Promissory Note shall be payable on the Maturity Date or on such earlier date as this Promissory Note shall be prepaid, in whole or in part.

This Promissory Note replaces the secured promissory note dated April 20, 2015 in the stated principal amount of $1,000,000 made by the Maker payable to the order of the Lender (the “Original Promissory Note”); accrued interest on the principal amount of the Original Promissory Note outstanding from time to time from and including the date of initial funding thereof on April 28, 2015 through but excluding the date of this Promissory Note, shall be paid on the Interest Payment Date occurring on July 31, 2015 (the “Initial Interest Payment Date”).  This Promissory Note also evidences an additional loan made by the Lender to the Maker in the principal amount of $333,333.33 on or about the date hereof; accrued interest on the principal amount of such additional loan outstanding from time to time from and including the date of funding thereof through and including the Initial Interest Payment Date, together with interest accruing on the portion of the principal amount hereof heretofore evidenced by the Original Promissory Note from and including the date of this Promissory Note through and including the Initial Interest Payment Date, also shall be paid on the Initial Interest Payment Date.

As additional consideration to Lender, and a material inducement to Lender to loan funds to the Maker pursuant to this Note, Maker agrees to issue to the Lender warrants to purchase Common Stock, $0.0001 par value per share (“Common Stock”), of the Maker (the “Warrants”).  The number of shares of Common Stock issuable upon exercise in full of the Warrants (the “Warrant Shares”) shall be 666,667, the exercise price of the Warrants shall be $1.00 per Warrant Share and the expiry date of the Warrants shall be the date that is five (5) years after the date hereof; provided, however, that the exercise price of any Warrants exercised after the occurrence of an Event of Default (as hereinafter defined) (regardless whether such Event of Default is cured or waived) shall be $0.01 per Warrant Share.  Warrants to purchase 500,000 Warrant Shares were issued and delivered to the Lender together with delivery to the Lender of the Original Promissory Note; the expiry date of such Warrants shall be amended to be the date that is five (5) years after the date hereof.  Warrants to purchase the remaining 166,667 Warrant Shares shall be delivered to the Lender substantially concurrently with the delivery of this Promissory Note to the Lender.

Issuer hereby represents and warrants that the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable upon issuance.  The Warrant Shares will not be registered under the Securities Act of 1933, as amended, and will carry legends restricting resale.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

This Promissory Note shall not entitle Lender to any rights as a stockholder of Maker.

This Promissory Note is secured pursuant to that certain Stock Pledge Agreement, dated as of April 20, 2015 (as amended as of the date hereof, the “Stock Pledge Agreement”) between Maker and Lender.

This Promissory Note, together with the Stock Pledge Agreement, the Note Purchase Agreement dated as of April 20, 2015 or the Note Purchase Agreement dated as of July 16, 2015, both between the Maker and the Lender (together, the “Note Purchase Agreements”) and the Subordination Agreement (as hereinafter defined) are referred to herein as the “Loan Documents”.

Maker agrees that neither Maker nor any of its Subsidiaries will (i) incur or suffer to exist any indebtedness other than Permitted Indebtedness, or (ii) incur any other obligations of any nature whatsoever other than in the ordinary course of business, or (iii) prepay, in whole or in part, any indebtedness or other obligations of Maker prior to the stated maturity thereof (provided, however, that Maker may prepay its $500,000 promissory note made payable to Manatuck Hill Scout Fund LP in an amount up to $200,000 so long as, after giving effect to such prepayment, such promissory note continues to be outstanding in a principal amount not less than $300,000), or (iv) create or suffer to exist any lien on or security interest in any of its assets, other than (x) liens and security interests arising under the Stock Pledge Agreement, (y) liens and security interests that are contractually subordinated to liens and security interests arising under the Stock Pledge Agreement, securing indebtedness that is contractually subordinated to the prior payment in full of this Promissory Note, pursuant to the Intercreditor Agreement dated as of April 20, 2015, as modified by the Consent and Amendment No. 1 to Intercreditor Agreement dated as of July 10, 2015 (as so modified, the “Subordination Agreement”) among the Lender, holders of all other outstanding indebtedness of the Maker, and the Maker and (z) liens and security interests arising by operation of law that do not secure indebtedness for borrowed money, or (v) sell, assign, or otherwise transfer all or any material part of its assets, other than, in the case of any Subsidiary, in the ordinary course of its business, or (vi) in the case of Maker, pay any dividend or make any other distribution in respect of its Common Stock or any other equity interest in Maker.

“Permitted Indebtedness” shall mean, (1) all indebtedness of Merriman Capital, Inc., a California corporation and a wholly-owned subsidiary of Maker, disclosed to Lender by Maker prior to Maker’s delivery of the Original Promissory Note to Lender, including, but not limited to, that certain Demand Promissory Note dated as of April 9, 2015, executed and delivered by Merriman Capital, Inc. to Ronald L. Chez and (2) all indebtedness of Maker disclosed to Lender by Maker prior to Maker’s delivery of the Original Promissory Note to Lender that is subject to the Subordination Agreement.

Upon the occurrence of any Event of Default described in clause (a) or (b) below, immediately and without notice, all outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence of an Event of Default under clause (c), (d), (e), (f) or (g) below, and at any time thereafter during the continuance of such Event of Default, at the option and upon written notice of Lender, all outstanding obligations payable by Maker hereunder shall, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Lender may, immediately and without expiration of any period of grace, enforce payment of all outstanding obligations, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Lender may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(b)           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief is entered or such proceeding is not be dismissed or discharged within thirty (30) days of commencement;

(c)           Maker (i) shall fail to pay any accrued and unpaid interest on this Promissory Note (or fail to make any other payment (other than payment of principal hereof) that is due and payable hereunder or under the Stock Pledge Agreement) when the same becomes due and payable and such failure shall continue for five (5) business days or (ii) shall fail to repay any principal of this Promissory Note when the same becomes due and payable;

(d)           Maker (i) shall fail to observe or perform any covenant contained in clause (i) through (vi) in the preceding paragraph or (ii) shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Promissory Note (other than those specified in clause (c) above) or in any other Loan Document and such failure shall continue for fifteen (15) business days after Maker’s receipt of written notice from Lender of such failure or, if earlier, after Maker has knowledge or notice thereof;

(e)           A material breach of the Stock Pledge Agreement by Maker or a material breach of the Subordination Agreement by Maker or a Subordinated Lender (as defined therein);

(f)            Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Maker to Lender in writing in or in connection with this Promissory Note or any other Loan Document, or as an inducement to Lender to make the loans evidenced by this Promissory Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(g)           The Maker or any of its Subsidiaries shall fail to pay any other indebtedness for borrowed money or interest thereon at maturity thereof, or a breach of or default under any agreement or other document governing, or any instrument evidencing, any such indebtedness shall occur which results in a right by the holders thereof, whether or not exercised, to accelerate the maturity of such indebtedness.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Maker shall pay all costs of collection when incurred, including attorneys’ fees, costs and expenses.

This Promissory Note shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York.  The Maker agrees to submit to the jurisdiction of New York state courts and United States federal courts sitting in New York, New York, and waives trial by jury. In the event that any provision of this Promissory Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Maker, to: Merriman Holdings, Inc., 250 California Street, 16th Floor, San Francisco, California 94104, Attention: General Counsel, telecopier: (415) 248-5698, (ii) if to Lender to: Marshall Geller, St. Cloud Capital, LLC, 310 St. Cloud Road, Los Angeles, California 90077, email: mgeller@stcloudcapital.com, as may be updated by a party by written notice to the other party from time to time.

IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed as of the day and year first above written.

MERRIMAN HOLDINGS, INC.

By:
Name: D. Jonathan Merriman
Title: Chief Executive Office